Exhibit 10.1

SECOND AMENDED AND RESTATED

CABOT MICROELECTRONICS CORPORATION 2000 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED SEPTEMBER 26, 2006

1. PURPOSE

The purpose of this Second Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan (the "Plan") is to advance the interests of Cabot Microelectronics Corporation (the "Company") and its stockholders by enhancing the Company's ability to (a) attract and retain employees, directors, consultants and advisors who are in a position to make significant contributions to the success of the Company and its subsidiaries; (b) reward these individuals for these contributions; (c) encourage these individuals to take into account the long-term interests of the Company and its stockholders; and (d) reward individuals who have contributed to the Company's success (including the success of the Company's initial public offering), in the case of each of (a) through (d), through ownership of shares of the Company's common stock, par value $.001 per share ("Stock").

2. ADMINISTRATION

(a) The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Board") of the Company (the "Committee"). The Committee shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall consist of at least two directors of the Company, each of whom shall be a "Non-Employee Director" as defined in Rule 16b-3(b)(3) promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (ii) to the extent necessary for any Award intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to so qualify, each member of the Committee shall be an "outside director" (as defined in Section 162(m) and the regulations promulgated thereunder). Subject to applicable law, the Committee may delegate its authority under the Plan to any other person or persons.

(b) No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the fullest extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

(c) Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

(i) to determine the Employees, Directors and/or Advisors to whom Awards shall be granted under the Plan and the number of shares of Stock subject to such Awards; to prescribe the terms and conditions (which need not be identical) of each such

Award; and to make any amendment or modification to any Award Agreement consistent with the terms of the Plan;

(ii) to construe and interpret the Plan and the Awards granted hereunder; to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Award Agreement, in the manner and to the extent it shall deem necessary or advisable; to interpret the Plan and applicable Award Agreements so that the Plan and its operation complies with Section 16 of the 1934 Act, Sections 162(m) and 422 of the Code and other applicable law; and otherwise to give full effect to the Plan;

(iii) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(iv) generally, to exercise such powers and to perform such acts as are deemed by it necessary or advisable to promote the best interests of the Company with respect to the Plan.

All decisions and determinations of the Committee in the exercise of the foregoing powers shall be final, binding and conclusive upon the Company and its subsidiaries and affiliates, all Employees, Directors and Advisors, and all other persons claiming any interest herein.

3. EFFECTIVE DATE AND TERM OF PLAN

The Plan will become effective on the date on which it is adopted by the Board, subject to the approval of the Company's stockholders at the Annual Meeting on March 9, 2004. No Award may be granted under the Plan after the tenth anniversary of the date on which this Plan was adopted by the Board, but Awards previously granted may extend beyond that date.

4. SHARES SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 8.6, and subject to the next following sentence and Section 6.3(a), the maximum number of shares of Stock that may be delivered under the Plan will be 9,500,000.

In addition, any Stock covered by an Option granted under the Plan, which is forfeited, cancelled or expires in whole or in part shall be deemed not to be delivered for purposes of determining the maximum number of shares of Stock available for grants under the Plan. Any shares of Stock surrendered to the Company in payment of the exercise price of Options issued under the Plan shall be deemed not to be delivered for purposes of determining the maximum number of shares of Stock available for grants under the Plan. Upon forfeiture or termination of Restricted Stock or Restricted Stock Units prior to vesting, the shares of Stock subject thereto shall again be available for Awards under the Plan.

In no event shall the Company issue ISOs (as defined in Section 6.2(a)) under the Plan covering more than 1,750,000 shares of Stock.

Awards granted through the assumption of, or in substitution or exchange for, similar awards in connection with the acquisition of another corporation or business entity shall not be counted for purposes of applying the limitations of this Section on numbers of shares of Stock available for Awards generally or any particular kind of Award under the Plan.

Stock delivered under the Plan may be either from authorized but unissued Stock, from treasury shares or from shares of Stock purchased in open-market transactions and private sales.

5. ELIGIBILITY AND PARTICIPATION

Employees of the Company, its subsidiaries and affiliates ("Employees"), non-employee members of the board of directors of the Company, its subsidiaries or affiliates ("Directors"), and consultants and advisors of the Company or any of its subsidiaries ("Advisors"), who in the opinion of the Committee are in a position to make a significant contribution to the success of the Company, its subsidiaries and affiliates, are eligible to receive Awards under the Plan.

For purposes of the Plan, "Service" means the provision of services to the Company or its subsidiaries or affiliates in the capacity of (i) an Employee, (ii) a Director, or (iii) an Advisor. An "affiliate" for purposes of the Plan is an entity that controls, is controlled by or is under common control with, the Company. A "subsidiary" for purposes of the Plan is an entity in which the Company owns, directly or indirectly, equity interests possessing a majority of the total combined voting power of all classes of equity. The Committee will from time to time select the Employees, Directors and/or Advisors who are to be granted Awards ("Participants"), but no Participant shall receive Awards under the Plan covering more than 300,000 shares of Stock (subject to adjustment as provided in Section 8.6) in any calendar year.

6. TYPES OF AWARDS

6.1. RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

(a) Nature of Restricted Stock Award. An Award of Restricted Stock entitles the recipient to acquire, at such time or times as the Committee may determine, shares of Stock subject to the restrictions described in paragraph (f) below ("Restricted Stock").

(b) Restricted Stock Units. An Award of Restricted Stock Units ("RSUs") entitles the recipient to acquire, at such time or times as the Committee may determine, shares of Stock subject to the restrictions described in paragraph (f) below. An RSU represents a contingent right to receive a Share or an amount equivalent in value to a Share.

(c) Maximum Number. In no event shall the Company issue more than 1,900,000 shares of Restricted Stock and/or RSUs, in the aggregate, under the Plan.

(d) Payment for Restricted Stock. The Committee may require, as a condition to an Award of Restricted Stock or RSUs, that a Participant deliver to the Company a purchase price in any amount set by the Committee for such Restricted Stock or RSUs. In the discretion of the Committee, an Award Agreement evidencing an Award of Restricted Stock or RSUs may permit the Participant to pay some or all of the purchase price thereof, or to meet any Withholding Requirements to be met by the Participant in connection therewith, in the form of a note from the Participant on such terms as the Committee shall determine. Such terms may include forgiveness of all or a portion of any such note upon such conditions as the Committee may specify.

(e) Rights as a Stockholder. A Participant who receives an Award of Restricted Stock will have all the rights of a stockholder with respect to the Stock, including voting and dividend rights, subject to the restrictions described in paragraph (d) below and any other conditions imposed by the Committee in the Award Agreement at the time of grant. The Award Agreement evidencing an Award of RSUs shall specify whether the Participant is entitled to any voting rights or to receive any dividends on the shares of Stock underlying the RSUs. An Award of Restricted Stock or RSUs may provide for the right to receive on the payment date for any dividend on the Stock, cash compensation from the Company equal to the dividend that would have been paid on such shares of Restricted Stock or RSUs (or the Fair Market Value of such dividend, if such dividend would not have been paid in cash), if such shares had been issued and outstanding, fully vested and held by the Participant on the record date for payment of such dividend (a "Dividend Equivalent").

(f) Restrictions. The restrictions on each grant of Restricted Stock or RSUs will lapse at such time or times, and on such terms and conditions (including obtaining pre-established performance goals), as the Committee may specify. Except as otherwise specifically provided by the Plan or by the Committee in any particular case, until these restrictions lapse, neither Restricted Stock nor RSUs may be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, except that Restricted Stock or RSUs may be pledged as security for the purchase price thereof, or for loans used to fund any or all of the purchase price thereof or Withholding Requirements met in connection with the purchase thereof. If the Participant's Service terminates before such restrictions have lapsed, the Company shall have the right to repurchase the Restricted Stock for the amount of any consideration (excluding services) it received for the Restricted Stock plus, if the Committee shall so determine, an amount equal to the Withholding Requirements met by the Participant in connection with the sale of the Stock, or for such other consideration as the Committee shall determine, including for no consideration if no consideration other than services was paid for such Restricted Stock. The Committee shall not accelerate the time at which the restrictions on all or any part of a grant of Restricted Stock will lapse, except as the Committee may determine to be appropriate in connection with a Participant's termination of Service.

(e) Deferral. If a Participant so elects in accordance with such procedures as the Committee may specify from time to time, the delivery of Restricted Stock and, if the deferral election so specifies, of the Dividend Equivalents with respect thereto, shall be deferred until the date or dates specified in such election.

(f) Section 83(b) Election. Under Section 83 of the Code, the difference between the purchase price paid for the Stock and its Fair Market Value (as defined in Section 6.2(b)) on the date any restrictions applicable to such shares lapse will be reportable as ordinary income at that time. A Participant may elect to be taxed at the time the shares of Stock are acquired hereunder to the extent the Fair Market Value of the Stock differs from the purchase price rather than when and as such Stock ceases to be subject to restrictions, by filing an election under Section 83(b) of the Code with the I.R.S. within thirty (30) days after the grant date. If the Fair Market Value of the Stock at the grant date equals the purchase price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. The form for making this election is available from the Company. The failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by the Participant (in the event the Fair Market Value of the Stock increases after the grant date) as the restrictions lapse. IT IS THE PARTICIPANT'S SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b). A PARTICIPANT MUST RELY SOLELY ON THE PARTICIPANT'S OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE AN 83(b) ELECTION.

6.2. OPTIONS.

(a) Nature of Options. An Option is an Award entitling the recipient on exercise thereof to purchase shares of Stock at a specified exercise price. Both incentive stock options (as defined in Section 422 of the Code) ("ISOs") and Options that are not ISOs may be granted under the Plan; provided that the Committee may award ISOs only to Employees.

(b) Exercise Price. The exercise price of an Option shall be determined by the Committee and set forth in an applicable Award Agreement; provided, however, that the exercise price of an ISO shall not be less than the Fair Market Value of a share of the Stock on the date the ISO is granted (110% of the Fair Market Value of a share of Stock on the date of grant in the case of an ISO granted to an Employee who owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, or of a parent or a subsidiary (such person, a "Ten Percent Shareholder")). For purposes of this Plan, "Fair Market Value" on any date means the closing sales price of the Stock on such date on the principal national securities exchange on which the Stock is listed or admitted to trading, or, if the Stock is not so listed or admitted to trading, the average of the per share closing bid price and per share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to shares on such date, the Fair Market Value shall be the value established by the Board in good faith and, in the case of an ISO, in accordance with Section 422 of the Code. Except for adjustment as provided in Section 8.6, any outstanding Options shall not be repriced.

(c) Duration of Options. The latest date on which an Option may be exercised will be the tenth anniversary of the date the Option was granted (five years in the case of an ISO granted to a Ten Percent Shareholder), or such earlier date as may have been specified by the Committee in the Award Agreement at the time the Option was granted.

(d) Exercise of Options. An Option will become exercisable at such time or times, and on such terms and conditions (including obtaining pre-established performance goals), as the Committee may specify in the Award Agreement for such Option. The Committee may at any time accelerate the time at which all or any part of the Option may be exercised.

Subject to the next following sentence, any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any documents required by the Committee and (2) payment in full for the number of shares for which the Option is exercised. The exercise price for any Stock purchased pursuant to the exercise of an Option may, if permitted under the Award Agreement applicable to the Option, be paid in the following forms: (a) cash; (b) the transfer, either actually or by attestation, to the Company of shares of Stock that have been held by the Participant for at least six months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee; (c) such other methods as the Committee makes available to Participants from time to time; or (d) a combination thereof. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Committee. Any shares of Stock transferred to the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the day of exercise of such Option. If requested by the Committee, the Participant shall deliver the Award Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Award Agreement to the Participant. No fractional shares of Stock (or cash in lieu thereof) shall be issued upon exercise of an Option, and the number of shares of Stock that may be purchased upon exercise shall be rounded to the nearest number of whole shares.

(e) Exercise Limit. To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of shares of Stock with respect to which ISOs granted under the Plan and "incentive stock options" (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its subsidiaries (in either case determined without regard to this Section 6.2(e)) are exercisable by a Participant for the first time during any calendar year exceeds $100,000, such ISOs shall be treated as Options that are not ISOs. In applying the limitation in the preceding sentence in the case of multiple Options, Options that are intended to be ISOs shall be treated as Options which are not ISOs according to the order in which they were granted, such that the most recently granted Options are first treated as Options that are not ISOs.

(f) An ISO must be exercised, if at all, within three months after the Participant's termination of Service for a reason other than death or Disability and within twelve months after the Participant's termination of Service for death or Disability.

6.3. SUBSTITUTE AWARDS.

(a) In connection with any acquisition by the Company or any of its subsidiaries, the Committee may grant Awards to persons who became Employees, Directors or Advisors in connection with such acquisition in substitution for equity incentives held by them in the seller or acquired entity. In such case the Committee may set the prices and other terms of the substitute Awards at such amounts and in such manner as it, in its sole discretion, deems appropriate to preserve for the Participants the economic values of the equity incentives for which such Awards are substitutes (as determined by the Committee in its sole discretion) or otherwise to provide such incentives as the Committee may determine are appropriate.

(b) Unless required by applicable law, any substitute Awards granted pursuant to Section 6.3 shall not count toward the share limitations set forth in Section 4.

7. EVENTS AFFECTING OUTSTANDING AWARDS

7.1. TERMINATION OF SERVICE.

Unless otherwise set forth in an Award Agreement, an Award shall immediately terminate on the date a Participant's Service terminates, and (i) any Options held by a Participant shall not be exercisable and all rights of the Participant with respect thereto shall immediately terminate and (ii) any shares of Restricted Stock or RSU’s with respect to which the restrictions have not lapsed shall be immediately forfeited and must be transferred to the Company in accordance with Section 6.1.

7.2 TERMINATION OF AWARD.

The Company may terminate, cancel, rescind or recover an Award immediately under certain circumstances, including, but not limited to a Participant's:

(a) actions constituting "Cause", which shall have the meaning provided under an employment, consulting or other agreement between a Participant and the Company, or if there is no such meaning provided under such agreement or no such agreement, shall include, but not be limited to, the: (i) conviction of or entering a guilty plea with respect to a crime, whether or not connected with the Company; (ii) commission of any act of fraud with respect to the Company; (iii) theft, embezzlement or misappropriation of any property of the Company; (iv) excessive absenteeism (other than as resulting from Disability); (v) failure to observe or comply with any Company work rules, policies, procedures, guidelines or standards of conduct which the Company has adopted for the regulation of the general conduct of its employees, as generally known to the employees of the Company or evidenced by the terms of any employee handbook, written memorandums or written policy statements; (vi) continued willful refusal to carry out and perform the material duties and responsibilities of a Participant's position, excluding nonperformance resulting from Disability; or (vii) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company, (in each case as determined in good faith by the Company.);

(b) rendering of services for a competitor prior to, or within six (6) months after, the exercise of any Option or the termination of Participant's Service with the Company;

(c) unauthorized disclosure of any confidential/proprietary information of the Company to any third party;

(d) failure to comply with the Company's policies regarding the identification, disclosure and protection of intellectual property; or

(e) violation of the Proprietary Rights Agreement/Cabot Microelectronics Corporation Employee Confidentiality, Intellectual Property and Non-Competition Agreement for Employees signed by the Participant.

The existence of any such circumstances shall be determined in good faith by the Company.

In the event of any termination, cancellation, recision or revocation, the Participant shall return to the Company any Stock received pursuant to an Award, or pay to the Company the amount of any gain realized on the sale of any such Stock, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company. To the extent applicable, the Company will refund to the Participant any amount paid for such Stock, including Withholding Requirements.

7.3 CHANGE IN CONTROL.

The Committee shall have the discretion to provide in applicable Award Agreements that, in the event of a "Change in Control" (as defined in Appendix A) of the Company, the following provisions will apply:

(a) Each outstanding Option (or such lesser portion of each Option as is set forth in an applicable Award Agreement) will immediately become exercisable in full.

(b) Each outstanding share of Restricted Stock or RSU (or such lesser number of shares as is set forth in an applicable Award Agreement) will immediately become free of the restrictions.

(c) In the event of a Change in Control that is a merger or consolidation in which the Company is not the surviving corporation or that results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons or entities acting in concert, or in the event of a sale or transfer of all or substantially all of the Company's assets (a "Covered Transaction"), the Committee shall have the discretion to provide for the termination of all outstanding Options as of the effective date of the Covered Transaction; provided, that, if the Covered Transaction follows a Change in Control or would give rise to a Change in Control, no Option will be so terminated (without the consent of the Participant) prior to the expiration of 20 days following the later of (i) the date on which the Award became fully exercisable and (ii) the date on which the Participant received written notice of the Covered Transaction.

8. GENERAL PROVISIONS

8.1. DOCUMENTATION OF AWARDS.

Awards will be evidenced by written instruments prescribed by the Committee from time to time (each such instrument, an "Award Agreement"). Award Agreements may be in the form of agreements, to be executed by both the Participant and the Company, or certificates, letters or similar instruments, acceptance of which will evidence agreement to the terms thereof and hereof.

8.2. RIGHTS AS A STOCKHOLDER; DIVIDEND EQUIVALENTS.

Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder, and the Participant will obtain such rights, subject to any limitations imposed by the Plan or the Award Agreement, upon actual receipt of Stock. However, the Committee may, on such conditions as it deems appropriate, provide in an Award Agreement that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Stock subject to the Participant's Award had such Stock been outstanding. Without limitation, the Committee may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.

8.3 CONDITIONS ON DELIVERY OF STOCK.

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (c) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

8.4. TAX WITHHOLDING.

The Company will withhold from any payment made pursuant to an Award an amount as may be necessary sufficient to satisfy all minimum federal, state and local withholding tax requirements (the "Withholding Requirements").

The Committee will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the Withholding Requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock. If and to the extent that any such withholding is required, the Committee may permit the Participant or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the Withholding Requirements.

If at the time an ISO is exercised the Committee determines that the Company could be liable for Withholding Requirements with respect to a disposition of the Stock received upon exercise, the Committee may require as a condition of exercise that the person exercising the ISO agree (a) to inform the Company promptly of any disposition of Stock received upon exercise of the ISO, and (b) to give such security as the Committee deems adequate to meet the potential liability of the Company for the Withholding Requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

8.5. NONTRANSFERABILITY OF AWARDS.

No Option shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution or, in the case of an Option other than an ISO, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and an Option shall be exercisable during the lifetime of such Participant only by such Participant or such Participant's executor or administrator or by the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution (such person, the Participant's "Legal Representative"). Notwithstanding the foregoing sentence, the Committee may set forth in an Award Agreement evidencing an Option (other than an ISO), that the Option may be transferred to members of the Participant's immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners, and for purposes of this Plan, such a transferee of an Option shall be deemed to be the Participant. For this purpose, "immediate family" shall refer only to the Participant's spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant.

8.6. ADJUSTMENTS IN THE EVENT OF CERTAIN TRANSACTIONS.

In the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares of stock, other securities or other property of the Company, an affiliate or another legal entity, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up or other substitution of securities of the Company, an affiliate or another entity, the Committee shall proportionally adjust the maximum number and kind of shares of stock or other equity interest as to which Awards may be granted under the Plan and the number and kind of shares of stock or other equity interest with respect to which Awards have been granted under the Plan, the exercise prices for such shares or other equity interest subject to Options and any other economic terms of Awards granted under the Plan; and provided, that, in the event of a merger, acquisition or other business combination of the Company with or into another entity, any adjustment provided for in the applicable agreement and plan of merger (or similar document) shall be conclusively deemed to be appropriate for purposes of this Section 8.6. The Committee's adjustment shall be final and binding for all purposes of the Plan and each Award Agreement entered into under the Plan. Unless the Committee otherwise determines, no adjustment provided for in this Section 8.6 shall require the Company to issue a fractional share and, in such event, with respect to each Award Agreement the total adjustment as to the number of shares for which Awards have been granted shall be effected by rounding down to the nearest whole number of shares.

8.7. PARTICIPANT'S RIGHTS.

Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued employment or Service with the Company or any subsidiary or affiliate or affect in any way the right of the Company any subsidiary or affiliate to terminate an employment or Service relationship at any time.

8.8. PAYMENT FOR STOCK; LOANS.

Stock awarded under this Plan as Restricted Stock or received upon exercise of an Option may be paid for with such legal consideration as the Committee may determine. If and to the extent authorized by the Committee, the Company may permit Participants to pay for Stock with promissory notes, and may make loans to Participants of all or a portion of any Withholding Requirements to be met in connection with the grant, exercise or vesting of any Award. Any such extensions of credit may be secured by Stock or other collateral, or may be made on an unsecured basis, as the Committee may determine.

8.9. SUCCESSORS.

All obligations of the Company under the Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the Company's shares, or a merger, consolidation, or otherwise.

8.10. SEVERABILITY.

If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

8.11. REQUIREMENTS OF LAW.

The granting of Awards and the issuance of Share and/or cash payouts under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.

8.12. SECURITIES LAW COMPLIANCE.

As to any individual who is, on the relevant date, an officer, director or ten percent beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Board fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

8.13. AWARDS TO FOREIGN NATIONALS AND EMPLOYEES OUTSIDE THE UNITED STATES.

To the extent the Board deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purposes of this Plan, the Board may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals, are employed or providing Service outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules that would require the application of the law of any other jurisdiction.

8.14. GOVERNING LAW.

To the extent not preempted by federal law, the Plan and all agreements hereunder will be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to its conflicts of laws principles that would require the application of the law of any other jurisdiction.

9. PERFORMANCE -BASED RESTRICTED STOCK AWARDS.

If the Committee makes Restricted Stock or RSU Awards that are designed to qualify for the performance-based exception from the tax deductibility limitations of Code Section 162(m) and any regulations promulgated thereunder, the Committee will determine the number of shares awarded and/or vesting of such Restricted Stock or RSU Awards using performance measures, which may include such measures as financial goals and business metrics such as revenue, gross margin, net income, operating income, earnings per share, return on operating assets or capital, cash flow (e.g, operating cash flow, free cash flow, discounted cash flow return on investment) market share, return to shareholders, cost management, business growth through market and technology extension, safety, improvement in technology and quality leadership, business processes, organizational effectiveness and operational excellence (all e.g., absolute or peer-group comparative), and/or other performance measures set by the Board or Committee.

The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance objectives to reflect accounting changes or other events. In addition, in the event that the Committee determines that it is advisable to grant Restricted Stock or RSU Awards that may not qualify for the performance-based exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

10. DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION

The Committee may at any time discontinue granting Awards under the Plan. The Board may at any time or times amend the Plan and, with the consent of the holder thereof, any outstanding Award. The Committee may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, (a) increase the maximum number of shares available under the Plan, (b) extend the time within which Awards may be granted, or (c) amend the provisions of this Section 10, and no amendment or termination of the Plan may adversely affect the rights of any Participant (without his or her consent) under any Award previously granted.

                                                                CABOT MICROELECTRONICS CORPORATION

                                                                                                                By:  /s/ William P. Noglows

                                     Its:  President & CEO

APPENDIX A TO SECOND AMENDED AND RESTATED 2000
EQUITY INCENTIVE PLAN

A "Change in Control" shall be deemed to have occurred if:

(a) any "person" as such term is used in Sections 13(d) and 14(d) of the 1934 Act (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, or (iv) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Section 13(d) of the 1934 Act), together with all Affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; or

(b) the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no "person" (with the method of determining "beneficial ownership" used in clause (a) of this definition) owns more than thirty percent (30%) of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation; or

(c) during any period of two consecutive years (not including any period prior to the execution of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has conducted or threatened a proxy contest, or has entered into an agreement with the Company to effect a transaction described in clause (a), (b) or (d) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or

(d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.